UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2018

Commission file number 000-23446

SUGARMADE, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3008888
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

750 Royal Oaks Dr., Suite 108 Monrovia, CA	91016
(Address of principal executive offices)	(Zip Code)

(888) 982-1628
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 10, 2018, the Stockholders of Sugarmade, Inc. (the “Company”) approved the Certificate of Amendment of Certificate of Incorporation (the “Certificate of Amendment”) to increase the authorize total number of shares of stock which the Company shall have authority from 300,000,000 shares to 2,000,000,000 shares, consisting of 1,990,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, effective as of the date of filing with the State of Delaware.. The authorized additional shares of Common Stock will have the same rights as the presently authorized shares.

The terms of the Certificate of Amendment are set forth in the definitive Proxy Statement, dated August 31, 2018 (concurrently filed with the Securities and Exchange Commission), and are incorporated herein by reference. A copy of the Certificate of Amendment of Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s Special Meeting of Shareholders, held on October 10, 2018, the proposal to execute and file the Certificate of Amendment with the State of Delaware was approved by the Company’s stockholders. The Company had furnished to its stockholders a Proxy Statement dated August 31, 2018, the contents of which are incorporated herein by reference.

The Company’s Board of Directors had approved, subject to stockholder approval, the Certificate of Amendment to increase the authorized capital from 300,000,000 shares to 2,000,000,000 shares, consisting of 1,990,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock. As of August 23, 2018, the record date for stockholders entitled to notice and vote, we had 267,242,435 shares of Common Stock outstanding.

At the Special Meeting, a total of 138,542,371 shares of Common Stock were present in person or represented by proxy and entitled to vote at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting, as described in greater detail in our Definitive Schedule 14A Proxy Statement filed with the Securities and Exchange Commission on August 31, 2018.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.3	Certificate of Amendment of Certificate of Incorporation

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUGARMADE, INC.

Date: October 12, 2018	By:	/s/ Jimmy Chan
Name: Jimmy Chan
Title: Chief Executive Officer

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